UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 21, 2005

                          GAMMACAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-32835
                            (Commission File Number)

                                   33-0956433
                        (IRS Employer Identification No.)

                  11 Ben Gurion St., 54100 Givat Shmuel, Israel
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code: 972 3 5774475


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry Into a Material Definitive Agreement

      On June 21, 2005, Gammacan, Ltd., a subsidiary of Gammacan International, Inc. (the "Company"), entered into an employment agreement with Vered Caplan pursuant to which Ms. Caplan will serve as Chief Executive Officer of Gammacan, Ltd., effective July 2, 2005. Ms. Caplan was previously appointed as acting Chief Executive Officer of the Company, effective July 2, 2005. Ms. Caplan will devote approximately 70% of her business time to the affairs of Gammacan, Ltd. and the Company. Ms. Caplan shall receive a salary of $6,475 per month. Ms. Caplan shall also be entitled to the use of a company vehicle, payment of certain insurance premiums and payment of 7.5% of her salary into a Keren Hishtalmut Fund. Pursuant to a separate agreement between the Company and Ms. Caplan, dated as of June 21, 2005, the Company agreed to indemnify Ms. Caplan for substantially all liabilities she may incur as a result of his employment by or service to the Company or Gammacan Ltd.

ITEM 9.01. Financial Statements and Exhibits.

10.01 Employment Agreement between Gammacan, Ltd. and Vered Caplan, dated as of June 21, 2005

10.02 Indemnity Agreement between Gammacan International, Inc. and Vered Caplan, dated as of June 21, 2005.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GAMMACAN INTERNATIONAL, INC.

                                         /s/ DAN J. GELVAN
                                         -----------------------
                                         Dan J. Gelvan,
                                         Chief Executive Officer


                                         Date: June 27, 2005